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Exhibit 23.1






                          [DIXON ODOM PLLC LETTERHEAD]

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Southern Community Financial Corporation
Winston-Salem, North Carolina

We consent to the incorporation by reference in the Registration Statement of Southern Community Financial Corporation on Form S-8 of our report dated January 12, 2001 on the consolidated financial statements of Southern Community Bank and Trust as of and for the years ended December 31, 2000 and 1999.


/s/ Dixon Odom PLLC
Sanford, North Carolina
January 16, 2002